                                                                     EXHIBIT 8.2


                        [Letterhead of Perkins Coie LLP]

                                November 7, 2002



Ostex International, Inc.
2203 Airport Way, South, Suite 400
Seattle, WA  98134


         RE: ACQUISITION BY INVERNESS MEDICAL INNOVATIONS, INC.

Ladies and Gentlemen:

         This opinion is being delivered to you in accordance with Section 7.2(e) of the Agreement and Plan of Merger dated as of September 6, 2002 (the "Merger Agreement") by and among Inverness Medical Innovations, Inc., a Delaware corporation ("Inverness"), Geras Acquisition, Corp, a Washington corporation and a wholly owned subsidiary of Inverness ("MergerCo"), and Ostex International, Inc., a Washington corporation ("Ostex"). Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Merger Agreement.

         In delivering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on November 7, 2002 (the "Registration Statement"), which Registration Statement includes the Proxy Statement/Prospectus, and (iii) such other documents, certificates and records as we have deemed necessary or appropriate. In addition, we have relied upon, and assumed as true, correct, and complete at all relevant times, without any independent investigation, (i) the statements, covenants, representations and warranties contained in the Merger Agreement (including all schedules and exhibits thereto); and (ii) the statements contained in the Registration Statement and the representation letters delivered to us by Inverness, MergerCo, and Ostex pursuant to the Merger Agreement (the "Tax Representation Letters").

Ostex International, Inc.
November 7, 2002
Page 2



         We have also assumed, without any independent investigation, (i) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) the performance of all covenants contained in the Merger Agreement and the Tax Representation Letters without waiver or breach of any material provision thereof; and (iii) the accuracy of any representation or statement "to the best knowledge" or similarly qualified without such qualification.

         Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Furthermore, based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that under current United States federal income tax law, the discussion set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences," to the extent it describes legal matters or legal conclusions, is accurate in all material respects.

         Our opinion herein is based on, as of the date hereof, the applicable provisions of the Code, Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities, all of which are subject to change either prospectively or retroactively. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our opinion.

         This opinion is expressed as of the date hereof, and we undertake no responsibility to advise you of any subsequent changes of the facts stated or assumed herein, or of any new developments in the application or interpretation of the federal income tax laws. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. This opinion addresses only the matters described above, and does not address any other federal state, local or foreign tax consequences that may result from the Merger.

Ostex International, Inc.
November 7, 2002
Page 3



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "LEGAL MATTERS" and "Material Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                                     Very truly yours,

                                                     /s/ PERKINS COIE LLP

                                                     PERKINS COIE LLP